AMENDING AGREEMENT

   THIS AGREEMENT made as of the 31st day of July, 1992

AMONG

   WAINOCO OIL CORPORATION, a body corporate having offices in the City of Houston, in the State of Texas, one of the United States of America ("Wainoco")

                                      - and -

   BANK OF MONTREAL, a Chartered Bank with head offices in the City of Montreal, in the Province of Quebec and having an office in the City of Calgary, in the Province of Alberta ("BMO")

                                      - and -

   MORGAN BANK OF CANADA, a Chartered Bank with head offices in the City of Toronto, in the Province of Ontario ("Morgan")

   WHEREAS Wainoco, BMO and Morgan entered into an Amended and Restated
Loan Agreement dated October 2, 1991 as amended by a Letter Agreement dated October 2, 1991, an Amending Agreement dated December 31, 1991, a Letter Agreement dated January 15, 1992, an Amending Agreement dated March 2, 1992, an Amending Agreement dated April 29, 1992, an Amending Agreement dated May 29, 1992, an Amending Agreement dated June 12, 1992 and an Amending Agreement dated June 30, 1992 (collectively, the "Loan Agreement");

   AND WHEREAS the parties wish to amend the Loan Agreement as herein provided;

   NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein shall have the meanings given to them in the Loan Agreement.

2. BMO and Morgan hereby agree that the Drawdown Termination Date is extended to August 31, 1992.
3. Section 14 of the Loan Agreement is hereby amended by deleting Paragraph 14(d)(ii) in its entirety and replacing the same with the following:

          "the ratio of Wainoco's Current Assets to Current Liabilities shall exceed 1:1 at all times (for the purposes of this Paragraph 14(d)(ii), "Current Assets" shall include any amount by which the Commitment exceeds the Outstandings and any amount by which the "Commitment" exceeds the aggregate outstanding principal amount of the "Loans" as those terms are defined in, and under the terms of, the Credit and Guaranty Agreement dated as of October 4, 1991 (as amended from time to time thereafter) among Wainoco Oil & Gas Company, Morgan Guaranty Trust Company of New York, as agent, and Bank of Montreal);"

4. This Agreement may be executed in counterpart and the number of counterparts read together shall form this Agreement.

5. The parties hereby ratify and confirm the terms of the Loan Agreement, subject to the specific amendments contained herein.

IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day first written above.

                                 WAINOCO OIL CORPORATION

                                 Per:  /s/ Julie H. Edwards

                                 BANK OF MONTREAL

                                 Per:  /s/ Mark Green

                                 MORGAN BANK OF CANADA

                                 Per:  /s/  Stephen B. King